NEWS RELEASE
FOR IMMEDIATE RELEASE
July 30, 2025

Entergy reports second quarter 2025 financial results
Company affirms guidance, raises 2027–2028 outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported second quarter 2025 earnings per share of $1.05 on an as-reported and an adjusted (non-GAAP) basis.

“It was another solid quarter as we work to deliver on our customer’s expectations for service and growth,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “We remain well positioned to capture significant opportunity ahead and drive value for our stakeholders.”

Business highlights included the following:
•Entergy updated its four-year capital plan and 2027–2028 adjusted EPS outlooks.
•On July 1, Entergy New Orleans and Entergy Louisiana completed the sale of their natural gas distribution businesses.
•Entergy Arkansas secured significant new growth for the state.
•Entergy Texas received approval to place $188 million of distribution investments into rates through the DCRF rider.
•Entergy Louisiana reached a stipulated settlement with the LPSC Staff and other parties recommending approval of generation and transmission resources needed to support the addition of a new large customer.
•Entergy Texas filed a proposal for a new Cypress to Legend 500 kV transmission line.
•The LPSC passed a directive to Staff which will expedite securitization, if needed, for a major storm in 2025.
•The MPSC approved Entergy Mississippi’s formula rate plan.
•Entergy New Orleans, Entergy Louisiana, and Entergy Arkansas each filed their annual formula rate plans.
•The state of Texas passed new laws to expedite storm cost securitization, to recover MISO capacity costs through a rider, and to help manage wildfire risk.
•Waterford 3 and Grand Gulf nuclear plants are celebrating 40 years of producing clean, reliable electricity.
•For the tenth consecutive year, Entergy was named to The Civic 50, a Points of Light initiative honoring the 50 most community-minded companies in the U.S.

Table of contents	Page
News release Table of appendices and financial statements A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 7 8 11 14 15 16 18 20

Entergy reports second quarter 2025 financial results
July 30, 2025

Consolidated earnings (GAAP and non-GAAP measures)
Second quarter and year-to-date 2025 vs. 2024 (See Appendix A for reconciliation of GAAP to non-GAAP measures and details on adjustments)
	Second quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
(After-tax, $ in millions)
As-reported earnings	468	49	419	829	124	704
Less adjustments	-	(362)	362	-	(517)	517
Adjusted earnings (non-GAAP)	468	411	57	829	641	187
Estimated weather impact	38	56	(18)	60	30	31

(After-tax, per share in $)
As-reported earnings	1.05	0.11	0.94	1.87	0.29	1.58
Less adjustments	-	(0.85)	0.85	-	(1.21)	1.21
Adjusted earnings (non-GAAP)	1.05	0.96	0.09	1.87	1.50	0.37
Estimated weather impact	0.08	0.13	(0.04)	0.14	0.07	0.07

Calculations may differ due to rounding

Consolidated results
For second quarter 2025, the company reported earnings of $468 million, or $1.05 per share, on an as-reported and an adjusted basis. This compared to second quarter 2024 earnings of $49 million, or 11 cents per share, on an as-reported basis, and $411 million, or 96 cents per share, on an adjusted basis.
Summary discussions of results by business follow. Additional details, including information on operating cash flow by business, are provided in Appendix A. A more detailed analysis of earnings per share variances by business is provided in Appendix B.

Business results
Utility
For second quarter 2025, the Utility business reported earnings attributable to Entergy Corporation of $599 million, or $1.34 per share, on an as-reported and an adjusted basis. This compared to second quarter 2024 earnings of $441 million, or $1.03 per share, on an as-reported basis, and earnings of $553 million, or $1.29 per share, on an adjusted basis.
Drivers for the quarter-over-quarter increase included the net effect of regulatory actions across the operating companies as well as higher retail sales volume and higher other income (deductions).

These increases were partially offset by higher other O&M, depreciation expense, and interest expense as well as higher capacity costs at Entergy Texas from the MISO planning resource auction that are not currently recovered in rates.

Second quarter 2024 results included expenses totaling $(151 million) ($(112 million) after tax) recorded as a result of Entergy Louisiana’s agreement with the LPSC Staff and other parties to extend and modify the formula rate plan; establish the base formula rate plan rate change for the 2023 test year; and provide $184 million of customer rate credits, including increasing customer sharing of income tax benefits resulting from the 2016–2018 IRS audit resolution (a reserve of $38 million had

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Entergy reports second quarter 2025 financial results
July 30, 2025

been previously established) and to resolve several open matters, including all formula rate plans prior to the 2023 test year (considered an adjustment and excluded from adjusted earnings).
On a per share basis, second quarter 2025 results reflected higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in May 2025 as well as the dilutive effect from unsettled equity forwards as a result of an increase in the stock price.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For second quarter 2025, Parent & Other reported a loss attributable to Entergy Corporation of $(131 million), or (29) cents per share, on an as-reported and an adjusted basis. This compared to a second quarter 2024 loss of $(392 million), or (91) cents per share, on an as-reported basis and $(142 million), or (33) cents per share, on an adjusted basis.
The quarter-over-quarter as-reported change included a second quarter 2024 $(317 million) ($(250 million) after tax) settlement charge recognized as a result of a group annuity contract purchased in May 2024 to settle certain pension liabilities, also referred to as the pension lift out (considered an adjustment and excluded from adjusted earnings).
On a per share basis, second quarter 2025 results reflected higher diluted average number of common shares outstanding (see details in Utility section).

Earnings per share guidance
Entergy affirmed its 2025 adjusted earnings per share guidance range of $3.75 to $3.95. See webcast presentation for additional details.
The company has provided 2025 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include, among other things, the exclusion of significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses.

Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Wednesday, July 30, 2025, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through August 6, 2025, by dialing 800-770-2030, conference ID 9024832.

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Entergy reports second quarter 2025 financial results
July 30, 2025

Entergy produces, transmits and distributes electricity to power life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi and Texas. We’re investing for growth and improved reliability and resilience of our energy system while working to keep energy rates affordable for our customers. We’re also investing in cleaner energy generation like modern natural gas, nuclear, and renewable energy. A nationally recognized leader in sustainability and corporate citizenship, we deliver more than $100 million in economic benefits each year to the communities we serve through philanthropy, volunteerism and advocacy. Entergy is a Fortune 500 company headquartered in New Orleans, Louisiana, and has approximately 12,000 employees. Learn more at entergy.com and connect with @Entergy on social media.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.
Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.

Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

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Entergy reports second quarter 2025 financial results
July 30, 2025

Other non-GAAP measures, including adjusted ROE, adjusted ROE excluding affiliate preferred, FFO to adjusted debt, gross liquidity, net liquidity, adjusted Parent debt to total adjusted debt, adjusted debt to adjusted capitalization, and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2025 earnings guidance; financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and
(2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with
(1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may

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Entergy reports second quarter 2025 financial results
July 30, 2025

undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from hyperscale data centers and other large customers, and to manage the impacts of such growth on customers and Entergy’s business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, international trade, or energy policies; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Investor inquiries: Liz Hunter 504-576-3294 ehunte1@entergy.com	Media inquiries: Cristina del Canto 504-576-4238 mdelcan@entergy.com

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Second quarter 2025 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Second quarter and year-to-date 2025 vs. 2024 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Second quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	599	441	158	1,089	636	452
Parent & Other	(131)	(392)	261	(260)	(512)	252
Consolidated	468	49	419	829	124	704

Less adjustments
Utility	-	(112)	112	-	(267)	267
Parent & Other	-	(250)	250	-	(250)	250
Consolidated	-	(362)	362	-	(517)	517

Adjusted earnings (loss) (non-GAAP)
Utility	599	553	46	1,089	903	185
Parent & Other	(131)	(142)	11	(260)	(262)	2
Consolidated	468	411	57	829	641	187
Estimated weather impact	38	56	(18)	60	30	31

Diluted average number of common shares outstanding (in millions) (a)	446	429	17	443	428	15

(After-tax, per share in $) (a) (b)
As-reported earnings (loss)
Utility	1.34	1.03	0.31	2.45	1.49	0.97
Parent & Other	(0.29)	(0.91)	(0.62)	(0.59)	(1.20)	0.61
Consolidated	1.05	0.11	0.94	1.87	0.29	1.58

Less adjustments
Utility	-	(0.26)	0.26	-	(0.62)	0.62
Parent & Other	-	(0.58)	0.58	-	(0.58)	0.58
Consolidated	-	(0.85)	0.85	-	(1.21)	1.21

Adjusted earnings (loss) (non-GAAP)
Utility	1.34	1.29	0.05	2.45	2.11	0.35
Parent & Other	(0.29)	(0.33)	(0.04)	(0.59)	(0.61)	0.03
Consolidated	1.05	0.96	0.09 0.	1.87	1.50	0.37
Estimated weather impact	0.08	0.13	(0.04)	0.14	0.07	0.07

Calculations may differ due to rounding
(a)    Entergy executed a two-for-one forward stock split that was effective with trading on Dec. 13, 2024; 2024 diluted average number of common shares outstanding and per-share information has been restated to reflect the post-split share count.
(b)    Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Second quarter and year-to-date 2025 vs. 2024
	Second quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
(Pre-tax except for income tax effect and totals; $ in millions)
Utility
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	(151)	151	-	(151)	151
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	-	(132)	132
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	-	(79)	79
Income tax effect on Utility adjustments above	-	39	(39)	-	95	(95)
Total Utility	-	(112)	112	-	(267)	267

Parent & Other
2Q24 pension lift out	-	(317)	317	-	(317)	317
Income tax effect on Parent & Other adjustment above	-	67	(67)	-	67	(67)
Total Parent & Other	-	(250)	250	-	(250)	250

Total adjustments	-	(362)	362	-	(517)	517

(After-tax, per share in $) (c), (d)
Utility
2Q24 E-LA global agreement to resolve its FRP extension filing and other retail matters	-	(0.26)	0.26	-	(0.26)	0.26
1Q24 E-AR write-off of a regulatory asset related to the opportunity sales proceeding	-	-	-	-	(0.23)	0.23
1Q24 E-NO increase in customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution	-	-	-	-	(0.13)	0.13
Total Utility	-	(0.26)	0.26	-	(0.62)	0.62

Parent & Other
2Q24 pension lift out	-	(0.58)	0.58	-	(0.58)	0.58
Total Parent & Other	-	(0.58)	0.58	-	(0.58)	0.58

Total adjustments	-	(0.85)	0.85	-	(1.21)	1.21

Calculations may differ due to rounding
(c)    Entergy executed a two-for-one forward stock split that was effective with trading on Dec. 13, 2024; 2024 per-share information has been restated to reflect the post-split share count.
(d)    Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
Second quarter and year-to-date 2025 vs. 2024
(Pre-tax except for income taxes and totals; $ in millions)
	Second quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
Utility
Other O&M	-	(1)	1	-	(1)	1
Asset write-offs, impairments, and related charges	-	-	-	-	(132)	132
Other regulatory charges (credits) – net	-	(150)	150	-	(229)	229
Income taxes	-	39	(39)	-	95	(95)
Total Utility	-	(112)	112	-	(267)	267

Parent & Other
Other income (deductions)	-	(317)	317	-	(317)	317
Income taxes	-	67	(67)	-	67	(67)
Total Parent & Other	-	(250)	250	-	(250)	250

Total adjustments	-	(362)	362	-	(517)	517

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Second quarter and year-to-date 2025 vs. 2024
($ in millions)
	Second quarter			Year-to-date
	2025	2024	Change	2025	2024	Change
Utility	1,371	1,111	261	1,937	1,626	311
Parent & Other	(110)	(85)	(24)	(139)	(79)	(60)
Consolidated	1,262	1,025	236	1,798	1,546	251

Calculations may differ due to rounding

Second quarter 2025 OCF increased primarily due to higher Utility customer receipts, including higher fuel revenues, and the receipt of advance payments related to customer agreements in 2025. These increases were partially offset by higher fuel and purchased power payments.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2025 versus 2024 as-reported and adjusted earnings per share variances.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (e), (f), (g), (h)
Second quarter 2025 vs. 2024
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2024 earnings (loss)	1.03	1.29		(0.91)	(0.33)		0.11	0.96
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	0.47	0.21	(i)	0.02	0.02		0.48	0.23
Nuclear refueling outage expenses	0.02	0.02		-	-		0.02	0.02
Other O&M	(0.05)	(0.05)	(j)	0.01	0.01		(0.04)	(0.04)
Asset write-offs, impairments, and related charges	-	-		-	-		-	-
Decommissioning	-	-		-	-		-	-
Taxes other than income taxes	(0.02)	(0.02)		-	-		(0.03)	(0.03)
Depreciation and amortization	(0.03)	(0.03)	(k)	-	-		(0.03)	(0.03)
Other income (deductions)	0.06	0.06	(l)	0.57	(0.01)	(m)	0.63	0.05
Interest expense	(0.06)	(0.06)	(n)	0.01	0.01		(0.06)	(0.06)
Income taxes – other	(0.01)	(0.01)		0.01	0.01		-	-
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.05)	(0.05)		0.01	0.01		(0.04)	(0.04)	(o)
2025 earnings (loss)	1.34	1.34		(0.29)	(0.29)		1.05	1.05

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (e), (f), (g), (h)
Year-to-date 2025 vs. 2024
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2024 earnings (loss)	1.49	2.11		(1.20)	(0.61)		0.29	1.50
Operating revenue less: fuel, fuel-related exp. and gas purch. for resale; purch. power; and other reg. chgs. (credits) – net	1.06	0.66	(i)	0.03	0.03	(p)	1.09	0.69
Nuclear refueling outage expenses	0.02	0.02		-	-		0.02	0.02
Other O&M	(0.02)	(0.02)		-	-		(0.01)	(0.02)
Asset write-offs, impairments, and related charges	0.23	-	(q)	-	-		0.23	-
Decommissioning	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Taxes other than income taxes	(0.04)	(0.04)	(r)	-	-		(0.04)	(0.04)
Depreciation and amortization	(0.05)	(0.05)	(k)	-	-		(0.05)	(0.05)
Other income (deductions)	0.01	0.01		0.57	(0.02)	(m)	0.58	-
Interest expense	(0.16)	(0.16)	(n)	(0.01)	(0.01)		(0.17)	(0.17)
Income taxes – other	0.01	0.01		-	-		0.01	0.01
Preferred dividend requirements and noncontrolling interests	-	-		-	-		-	-
Share effect	(0.09)	(0.09)		0.02	0.02		(0.07)	(0.07)	(o)
2025 earnings (loss)	2.45	2.45		(0.59)	(0.59)		1.87	1.87

h
Calculations may differ due to rounding

(e)    Utility operating revenue and Utility income taxes – other variances exclude the following for the return/collection of excess/deficient unprotected ADIT (net effect was neutral to earnings) ($ in millions):

	2Q25	2Q24	YTD25	YTD24
Utility operating revenue	(4)	8	(6)	16
Utility income taxes – other	4	(8)	6	(16)
(f)    Utility regulatory charges (credits) – net and Utility preferred dividend requirements and noncontrolling interests variances exclude the following for the effects of HLBV accounting and the approved deferral (net effect was neutral to earnings)
($ in millions):

	2Q25	2Q24	YTD25	YTD24
Utility regulatory charges (credits) – net	(1)	(2)	(4)	(5)
Utility preferred dividend requirements and noncontrolling interests	1	2	4	5

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2025 vs. 2024 ($ EPS)

	2Q	YTD
Electric volume / weather	0.03	0.24
Retail electric price	0.19	0.35
2Q24 E-LA global agreement to resolve certain retail matters	0.26	0.26
1Q24 E-NO provision for increased income tax sharing	—	0.13
E-TX MISO capacity costs	(0.04)	(0.04)
Reg. provisions for decommissioning items	0.03	0.16
Other, including Grand Gulf recovery	(0.01)	(0.04)
Total	0.47	1.06
(g)    Entergy executed a two-for-one forward stock split that was effective with trading on Dec. 13, 2024; 2024 per-share information and diluted number of common shares outstanding has been restated to reflect the post-split share count.
(h)    EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line items. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.
(i)    The second quarter and year-to-date earnings increases reflected higher electric volume, including the effects of weather, and the effect of rate actions including: E-AR’s FRP, E-LA’s FRP (including riders), E-LA’s resilience plan cost recovery rider, E-MS’s FRP, various E-MS riders, E-NO’s FRP, and E-TX’s DCRF. The increases also reflected the effects of a second quarter 2024 regulatory charge of $(150 million) ($(111 million) after tax) recorded as a result of E-LA reaching a settlement with the LPSC staff and other parties (considered an adjustment and excluded from adjusted earnings). Changes in regulatory provisions for decommissioning items was also a driver (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral). The increases were partially offset by higher MISO capacity costs at E-TX. The year-to-date increase also reflected a first quarter 2024 $(79 million) ($(57 million) after tax) regulatory provision recorded at E-NO to reflect the company’s agreement to share additional income tax benefits from the 2016–2018 IRS audit resolution with customers (considered an adjustment and excluded from adjusted earnings). The year-to-date variance was partially offset by lower Grand Gulf revenue primarily due to lower other O&M.
(j)    The second quarter earnings decrease from higher Utility other O&M included higher power generation costs primarily due to a higher scope of work performed, including during plant outages, in second quarter 2025 as compared to second quarter 2024; higher power delivery expenses primarily due to vegetation maintenance costs; and an increase in bad debt expense. The decrease was partly offset by contract costs in 2024 related to operational performance, customer service, and organizational health initiatives.
(k)    The second quarter and year-to-date earnings decreases from higher Utility depreciation and amortization were primarily due to higher plant in service and an increase in E-LA’s nuclear depreciation rates effective September 2024. The decreases were partially offset by the recognition of depreciation expense from E-TX’s 2022 base rate case relate back in first and second quarters of 2024.
(l)    The second quarter earnings increase from higher Utility other income (deductions) was primarily due to higher AFUDC–equity due to higher construction work in progress, a true-up of E-LA’s MISO cost recovery mechanism, and an increase in the amortization of tax gross ups on customer advances for construction. The increase was partly offset by changes in nuclear decommissioning trust returns, including portfolio rebalancing in second quarter 2024 (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral).
(m)    The second quarter and year-to-date as-reported earnings increases from Parent & Other other income (deductions) were primarily due to a second quarter 2024 $(317 million) ($(250 million) after tax) one-time non-cash pension settlement charge associated with the purchase of a group annuity contract to settle certain pension liabilities (considered an adjustment and excluded from adjusted earnings).
(n)    The second quarter and year-to-date earnings decreases from higher Utility interest expense were primarily due to higher interest rates, higher debt balances, and higher carrying costs on customer advances for construction. The decreases were partially offset by higher AFUDC-debt due to higher construction work in progress.
(o)    The second quarter and year-to-date earnings per share impacts from share effect were primarily due to the settlement of equity forwards in May 2025 and the dilutive effect of unsettled equity forwards as a result of an increase in the stock price.
(p)    The year-to-date earnings increase was primarily due to lower fuel and purchased power expenses associated with the conclusion of a purchased power agreement in December 2024.
(q)    The year-to-date as-reported earnings increase from Utility asset write-offs and impairments was due to the first quarter 2024 write off of an E-AR $(132 million) ($(97 million) after tax) regulatory asset related to the opportunity sales proceeding (considered an adjustment and excluded from adjusted earnings).
(r)    The year-to-date earnings decrease from higher Utility taxes other than income taxes was primarily due to increases in ad valorem taxes resulting from higher assessments and increases in local franchise taxes as a result of higher retail revenues in 2025 as compared to 2024.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Second quarter and year-to-date 2025 vs. 2024
	Second quarter				Year-to-date
	2025	2024	% change	% weather adj. (s)	2025	2024	% change	% weather adj. (s)
GWh sold
Residential	8,899	9,557	(6.9)	(4.3)	17,683	17,315	2.1	(0.1)
Commercial	7,265	7,236	0.4	1.8	13,507	13,460	0.3	0.4
Governmental	617	626	(1.4)	(1.2)	1,176	1,198	(1.8)	(1.8)
Industrial	15,620	13,973	11.8	11.8	29,452	26,633	10.6	10.6
Total retail	32,401	31,392	3.2	4.5	61,818	58,606	5.5	4.9
Wholesale	4,133	3,052	35.4		5,767	7,010	(17.7)
Total	36,524	34,444	6.1		67,585	65,616	3.0

Number of electric retail customers
Residential					2,608,472	2,592,846	0.6
Commercial					371,699	370,219	0.4
Governmental					18,008	18,042	(0.2)
Industrial					41,227	42,294	(2.5)
Total					3,039,406	3,023,401	0.5

Other O&M and nuclear refueling outage exp. per MWh	$20.33	$21.03	(3.3)		$21.28	$22.00	(3.2)

Calculations may differ due to rounding
(s)    The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, weather-adjusted retail sales increased 4.5 percent. The increase was primarily due to an increase in industrial usage, mainly in the primary metals, chlor-alkali, and technology industries. Commercial sales increased 1.8 percent. The increases were partially offset by a residential sales decline of (4.3) percent.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
2025 vs. 2024 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)
For 12 months ending June 30	2025	2024	Change
GAAP measure
As-reported ROE	11.4%	12.8%	(1.4)%

Non-GAAP measure
Adjusted ROE	11.5%	10.4%	1.1%

As of June 30 ($ in millions, except where noted)	2025	2024	Change
GAAP measures
Cash and cash equivalents	1,176	1,355	(179)
Available revolver capacity	4,345	4,345	-
Commercial paper	459	932	(473)
Total debt	30,522	28,846	1,676
Junior subordinated debentures	1,200	1,200	-
Securitization debt	230	249	(19)
Total debt to total capital	65%	66%	(1)%
Storm escrows	303	333	(30)

Non-GAAP measures ($ in millions, except where noted)
FFO to adjusted debt	15.1%	14.0%	1.1%
Adjusted debt to adjusted capitalization	63%	64%	(1)%
Adjusted net debt to adjusted net capitalization	62%	63%	(1)%
Gross liquidity	5,521	5,700	(179)
Net liquidity	7,631	5,915	1,716
Adjusted Parent debt to total adjusted debt	17%	20%	(3)%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by average common equity
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Debt to capital	Total debt divided by total capitalization
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Financial measures – non-GAAP
Adjusted capitalization	Capitalization excluding securitization debt
Adjusted debt	Debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted EPS	As-reported earnings minus adjustments, divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities plus unamortized debt issuance costs and discounts minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses
FFO	OCF minus preferred dividend requirements of subsidiaries, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of cash and cash equivalents, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
A&G	Administrative and general expenses	IRS	Internal Revenue Service
ACM	Additional capacity mechanism	LCPS	Lake Charles Power Station
ADIT	Accumulated deferred income taxes	LDC	Local distribution company
AFUDC – debt	Allowance for debt funds used during construction	LPSC	Louisiana Public Service Commission
AFUDC – equity	Allowance for equity funds used during construction	LTM	Last twelve months
AMS	Advanced metering system	MCRM	MISO cost recovery mechanism
APSC	Arkansas Public Service Commission	MISO	Midcontinent Independent System Operator, Inc.
ATM	At the market equity issuance program	Moody’s	Moody’s Ratings
B&E	Business and Executive Session	MPSC	Mississippi Public Service Commission
CAGR	Compound annual growth rate	NDT	Nuclear decommissioning trust
CCCT	Combined cycle combustion turbine	NYSE	New York Stock Exchange
CCN	Certificate for convenience and necessity	O&M	Operation and maintenance
CCNO	Council of the City of New Orleans	OCAPS	Orange County Advanced Power Station (CCCT)
CCS	Carbon capture and sequestration	OCF	Net cash flow provided by operating activities
CFO	Cash from operations	OpCo	Utility operating company
COD	Commercial operation date	Other O&M	Other non-fuel operation and maintenance expense
CT	Combustion turbine	P&O	Parent & Other
DCRF	Distribution cost recovery factor	PMR	Performance Management Rider
DOE	U.S. Department of Energy	PPA	Power purchase agreement or purchased power agreement
DRM	Distribution Recovery Mechanism	PRA	Planning resource auction
E-AR	Entergy Arkansas, LLC	PTC	Production tax credit
E-LA	Entergy Louisiana, LLC	PUCT	Public Utility Commission of Texas
E-MS	Entergy Mississippi, LLC	RECs	Renewable Energy Certificates
E-NO	Entergy New Orleans, LLC	RSHCR	Resilience and storm hardening cost recovery
E-TX	Entergy Texas, Inc.	ROE	Return on equity
EPS	Earnings per share	RPCR	Resilience plan cost recovery rider
ESA	Electric service agreement	S&P	Standard & Poor’s
ETR	Entergy Corporation	SEC	U.S. Securities and Exchange Commission
FFO	Funds from operations	SERI	System Energy Resources, Inc.
FRP	Formula rate plan	SETEX	Southeast Texas
GAAP	U.S. generally accepted accounting principles	TAM	Tax adjustment mechanism
GCRR	Generation Cost Recovery Rider	TCRF	Transmission cost recovery factor
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI	TRM	Transmission Recovery Mechanism (rider within E-LA’s FRP)
HLBV	Hypothetical liquidation at book value	WACC	Weighted-average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Second quarter
		2025	2024
As-reported net income attributable to Entergy Corporation	(A)	1,760	1,779
Adjustments	(B)	(5)	333

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,765	1,446

Average common equity (average of beginning and ending balances)	(D)	15,390	13,902

As-reported ROE	(A/D)	11.4%	12.8%
Adjusted ROE (non-GAAP)	(C/D)	11.5%	10.4%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		Second quarter
		2025	2024
Total debt	(A)	30,522	28,846
Securitization debt	(B)	230	249
50% junior subordinated debentures	(C)	600	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	29,692	27,997

Net cash flow provided by operating activities, LTM	(E)	4,740	4,015

Preferred dividend requirements of subsidiaries, LTM	(F)	(18)	(18)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(43)	(5)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(84)	(151)
Fuel inventory		(1)	17
Accounts payable		208	(17)
Taxes accrued		18	52
Interest accrued		45	36
Deferred fuel costs		(216)	331
Other working capital accounts		346	(182)
Securitization regulatory charges, LTM		17	30
Total	(H)	332	115

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	4,469	3,923

FFO to adjusted debt (non-GAAP)	(I/D)	15.1%	14.0%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		Second quarter
		2025	2024
Total debt	(A)	30,522	28,846
Securitization debt	(B)	230	249
50% junior subordinated debentures	(C)	600	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	29,692	27,997
Cash and cash equivalents	(E)	1,176	1,355
Adjusted net debt (non-GAAP)	(F)=(D-E)	28,516	26,642

Commercial paper	(G)	459	932

Total capitalization	(H)	47,050	43,747
Securitization debt	(B)	230	249
Adjusted capitalization (non-GAAP)	(I)=(H-B)	46,820	43,498
Cash and cash equivalents	(E)	1,176	1,355
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	45,644	42,143

Total debt to total capitalization	(A/H)	65%	66%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	63%	64%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	62%	63%

Available revolver capacity	(K)	4,345	4,345

Storm escrows	(L)	303	333
Equity sold forward, not yet settled (t)	(M)	2,266	815

Gross liquidity (non-GAAP)	(N)=(E+K)	5,521	5,700
Net liquidity (non-GAAP)	(N-G+L+M)	7,631	5,915

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due December 2054		1,200	1,200
Total Parent long-term debt	(O)	5,250	5,250
Revolver drawn	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(42)	(48)
Total Parent debt	(R)=(G+O+P+Q)	5,667	6,134

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,067	5,534

Adjusted Parent debt to total adjusted debt (non-GAAP)	(S/D)	17%	20%

Calculations may differ due to rounding
(t)    Reflects adjustments, including for common dividends between contracting and settlement.

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
June 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$114,331	$49,693	$164,024
Temporary cash investments	938,096	73,511	1,011,607
Total cash and cash equivalents	1,052,427	123,204	1,175,631
Accounts receivable:
Customer	839,379	—	839,379
Allowance for doubtful accounts	(23,010)	—	(23,010)
Associated companies	3,699	(3,699)	—
Other	248,730	4,728	253,458
Accrued unbilled revenues	595,617	—	595,617
Total accounts receivable	1,664,415	1,029	1,665,444
Deferred fuel costs	99,774	—	99,774
Fuel inventory - at average cost	163,164	7,761	170,925
Materials and supplies	1,623,125	4,593	1,627,718
Deferred nuclear refueling outage costs	103,072	—	103,072
Current assets held for sale	19,602	—	19,602
Prepayments and other	484,383	(157,099)	327,284
TOTAL	5,209,962	(20,512)	5,189,450

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,146,193	(4,146,193)	—
Decommissioning trust funds	5,833,432	—	5,833,432
Non-utility property - at cost (less accumulated depreciation)	462,044	6,591	468,635
Storm reserve escrow accounts	303,479	—	303,479
Other	46,102	38,309	84,411
TOTAL	10,791,250	(4,101,293)	6,689,957

PROPERTY, PLANT, AND EQUIPMENT

Electric	72,129,984	202,666	72,332,650
Natural gas	78,182	—	78,182
Construction work in progress	5,013,725	1,210	5,014,935
Nuclear fuel	727,407	—	727,407
TOTAL PROPERTY, PLANT, AND EQUIPMENT	77,949,298	203,876	78,153,174
Less - accumulated depreciation and amortization	27,997,656	149,914	28,147,570
PROPERTY, PLANT, AND EQUIPMENT - NET	49,951,642	53,962	50,005,604

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,082,842	—	5,082,842
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	20,288	4,489	24,777
Non-current assets held for sale	472,528	—	472,528
Other	442,929	(64,730)	378,199
TOTAL	6,558,370	(60,241)	6,498,129

TOTAL ASSETS	$72,511,224	$(4,128,084)	$68,383,140

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
June 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,015,112	$800,000	$1,815,112
Notes payable and commercial paper:
Other	16,379	459,226	475,605
Accounts payable:
Associated companies	32,233	(32,233)	—
Other	2,129,203	4,594	2,133,797
Customer deposits	477,258	—	477,258
Taxes accrued	447,148	21,188	468,336
Interest accrued	262,812	19,609	282,421
Deferred fuel costs	73,937	—	73,937
Pension and other postretirement liabilities	49,211	12,246	61,457
Customer advances	455,454	—	455,454
Other	264,910	4,586	269,496
TOTAL	5,223,657	1,289,216	6,512,873

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,620,454	(1,886,874)	4,733,580
Accumulated deferred investment tax credits	189,849	—	189,849
Regulatory liability for income taxes - net	1,140,587	—	1,140,587
Other regulatory liabilities	3,659,163	—	3,659,163
Decommissioning and asset retirement cost liabilities	4,821,669	3,695	4,825,364
Accumulated provisions	467,374	245	467,619
Pension and other postretirement liabilities	164,599	15,463	180,062
Long-term debt	23,706,801	4,407,925	28,114,726
Customer advances for construction	1,121,559	—	1,121,559
Other	1,308,147	(398,739)	909,408
TOTAL	43,200,202	2,141,715	45,341,917

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2025 - none	—	—	—
Common stock, $.01 par value, authorized 998,000,000 shares;
issued 577,511,170 shares in 2025	2,280,842	(2,275,067)	5,775
Paid-in capital	5,197,289	3,415,424	8,612,713
Retained earnings	16,369,283	(4,042,994)	12,326,289
Accumulated other comprehensive income	65,100	(30,662)	34,438
Less - treasury stock, at cost (131,102,101 shares in 2025)	120,000	4,646,215	4,766,215
TOTAL SHAREHOLDERS' EQUITY	23,792,514	(7,579,514)	16,213,000
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	99,690	(3,750)	95,940
TOTAL	23,892,204	(7,583,264)	16,308,940

TOTAL LIABILITIES AND EQUITY	$72,511,224	$(4,128,084)	$68,383,140

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$42,653	$5,771	$48,424
Temporary cash investments	770,664	40,615	811,279
Total cash and cash equivalents	813,317	46,386	859,703
Accounts receivable:
Customer	681,504	—	681,504
Allowance for doubtful accounts	(17,919)	—	(17,919)
Associated companies	5,576	(5,576)	—
Other	194,086	10,782	204,868
Accrued unbilled revenues	521,946	—	521,946
Total accounts receivable	1,385,193	5,206	1,390,399
Fuel inventory - at average cost	160,705	5,703	166,408
Materials and supplies	1,626,523	4,533	1,631,056
Deferred nuclear refueling outage costs	99,885	—	99,885
Current assets held for sale	15,574	—	15,574
Prepayments and other	242,201	(8,989)	233,212
TOTAL	4,343,398	52,839	4,396,237

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,264,998	(4,264,998)	—
Decommissioning trust funds	5,562,575	—	5,562,575
Non-utility property - at cost (less accumulated depreciation)	417,392	6,372	423,764
Storm reserve escrow account	340,460	—	340,460
Other	45,733	36,611	82,344
TOTAL	10,631,158	(4,222,015)	6,409,143

PROPERTY, PLANT, AND EQUIPMENT

Electric	70,615,799	202,868	70,818,667
Natural gas	77,054	—	77,054
Construction work in progress	3,205,276	1,032	3,206,308
Nuclear fuel	765,661	—	765,661
TOTAL PROPERTY, PLANT, AND EQUIPMENT	74,663,790	203,900	74,867,690
Less - accumulated depreciation and amortization	27,297,517	147,223	27,444,740
PROPERTY, PLANT, AND EQUIPMENT - NET	47,366,273	56,677	47,422,950

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,255,509	—	5,255,509
Deferred fuel costs	172,201	—	172,201
Goodwill	367,625	—	367,625
Accumulated deferred income taxes	15,064	3,922	18,986
Non-current assets held for sale	462,797	—	462,797
Other	337,539	(52,955)	284,584
TOTAL	6,610,735	(49,033)	6,561,702

TOTAL ASSETS	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$578,090	$800,000	$1,378,090
Notes payable and commercial paper:
Other	—	927,291	927,291
Accounts payable:
Associated companies	38,557	(38,557)	—
Other	1,922,922	6,240	1,929,162
Customer deposits	462,436	—	462,436
Taxes accrued	456,596	497	457,093
Interest accrued	239,945	19,609	259,554
Deferred fuel costs	237,146	—	237,146
Pension and other postretirement liabilities	52,260	12,594	64,854
Customer advances	151,662	—	151,662
Other	227,004	16,745	243,749
TOTAL	4,366,618	1,744,419	6,111,037

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	6,279,159	(1,811,411)	4,467,748
Accumulated deferred investment tax credits	194,146	—	194,146
Regulatory liability for income taxes - net	1,168,078	—	1,168,078
Other regulatory liabilities	3,609,463	—	3,609,463
Decommissioning and asset retirement cost liabilities	4,709,888	3,538	4,713,426
Accumulated provisions	505,807	256	506,063
Pension and other postretirement liabilities	210,924	43,780	254,704
Long-term debt	22,208,572	4,404,933	26,613,505
Customer advances for construction	634,587	—	634,587
Other	1,528,000	(415,119)	1,112,881
TOTAL	41,048,624	2,225,977	43,274,601

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2024 - none	—	—	—
Common stock, $.01 par value, authorized 998,000,000 shares;
issued 561,950,696 shares in 2024	2,330,842	(2,325,222)	5,620
Paid-in capital	5,197,289	2,636,236	7,833,525
Retained earnings	15,758,019	(3,743,704)	12,014,315
Accumulated other comprehensive income	70,185	(27,416)	42,769
Less - treasury stock, at cost (132,370,280 shares in 2024)	120,000	4,692,321	4,812,321
TOTAL SHAREHOLDERS' EQUITY	23,236,335	(8,152,427)	15,083,908
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	104,826	(3,750)	101,076
TOTAL	23,341,161	(8,156,177)	15,184,984

TOTAL LIABILITIES AND EQUITY	$68,951,564	$(4,161,532)	$64,790,032

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,274,945	$—	$3,274,945
Natural gas	40,778	—	40,778
Other	—	13,126	13,126
Total	3,315,723	13,126	3,328,849

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	631,773	4,501	636,274
Purchased power	372,842	3,263	376,105
Nuclear refueling outage expenses	29,613	—	29,613
Other operation and maintenance	713,296	11,167	724,463
Decommissioning	56,490	79	56,569
Taxes other than income taxes	200,784	990	201,774
Depreciation and amortization	520,896	1,687	522,583
Other regulatory charges (credits) - net	(55,957)	—	(55,957)
Total	2,469,737	21,687	2,491,424

OPERATING INCOME	845,986	(8,561)	837,425

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	51,305	—	51,305
Interest and investment income	160,248	(72,829)	87,419
Miscellaneous - net	(41,497)	(2,225)	(43,722)
Total	170,056	(75,054)	95,002

INTEREST EXPENSE
Interest expense	282,026	61,041	343,067
Allowance for borrowed funds used during construction	(20,993)	—	(20,993)
Total	261,033	61,041	322,074

INCOME BEFORE INCOME TAXES	755,009	(144,656)	610,353

Income taxes	152,836	(14,437)	138,399

CONSOLIDATED NET INCOME	602,173	(130,219)	471,954

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,525	499	4,024

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$598,648	$(130,718)	$467,930

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.36	($0.30)	$1.07
DILUTED	$1.34	($0.29)	$1.05

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			439,182,369
DILUTED			445,700,889
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended June 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,906,047	$—	$2,906,047
Natural gas	35,357	—	35,357
Other	—	12,216	12,216
Total	2,941,404	12,216	2,953,620

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	514,223	8,327	522,550
Purchased power	193,010	7,695	200,705
Nuclear refueling outage expenses	38,277	—	38,277
Other operation and maintenance	685,990	15,785	701,775
Decommissioning	54,180	13	54,193
Taxes other than income taxes	186,713	807	187,520
Depreciation and amortization	503,782	1,581	505,363
Other regulatory charges (credits) - net	125,607	—	125,607
Total	2,301,782	34,208	2,335,990

OPERATING INCOME	639,622	(21,992)	617,630

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,275	—	29,275
Interest and investment income	141,249	(70,662)	70,587
Miscellaneous - net	(28,299)	(314,250)	(342,549)
Total	142,225	(384,912)	(242,687)

INTEREST EXPENSE
Interest expense	237,197	64,066	301,263
Allowance for borrowed funds used during construction	(11,686)	—	(11,686)
Total	225,511	64,066	289,577

INCOME BEFORE INCOME TAXES	556,336	(470,970)	85,366

Income taxes	113,017	(79,383)	33,634

CONSOLIDATED NET INCOME	443,319	(391,587)	51,732

Preferred dividend requirements of subsidiaries and noncontrolling interests	2,311	499	2,810

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$441,008	$(392,086)	$48,922

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.03	($0.92)	$0.11
DILUTED	$1.03	($0.91)	$0.11

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			427,234,219
DILUTED			428,753,441
*Totals may not foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; Period presented has been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$6,032,811	$—	$6,032,811
Natural gas	112,509	—	112,509
Other	—	30,403	30,403
Total	6,145,320	30,403	6,175,723

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	970,756	10,040	980,796
Purchased power	714,926	6,925	721,851
Nuclear refueling outage expenses	62,654	—	62,654
Other operation and maintenance	1,375,770	21,360	1,397,130
Decommissioning	112,342	156	112,498
Taxes other than income taxes	398,929	1,610	400,539
Depreciation and amortization	1,032,231	3,295	1,035,526
Other regulatory charges (credits) - net	(72,800)	—	(72,800)
Total	4,594,808	43,386	4,638,194

OPERATING INCOME	1,550,512	(12,983)	1,537,529

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	95,323	—	95,323
Interest and investment income	267,423	(146,598)	120,825
Miscellaneous - net	(24,770)	(4,226)	(28,996)
Total	337,976	(150,824)	187,152

INTEREST EXPENSE
Interest expense	567,750	123,701	691,451
Allowance for borrowed funds used during construction	(39,586)	—	(39,586)
Total	528,164	123,701	651,865

INCOME BEFORE INCOME TAXES	1,360,324	(287,508)	1,072,816

Income taxes	267,109	(28,669)	238,440

CONSOLIDATED NET INCOME	1,093,215	(258,839)	834,376

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,688	998	5,686

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,088,527	$(259,837)	$828,690

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.50	($0.60)	$1.91
DILUTED	$2.45	($0.59)	$1.87

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			434,789,473
DILUTED			443,446,875
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Six Months Ended June 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$5,612,553	$—	$5,612,553
Natural gas	101,024	—	101,024
Other	—	34,671	34,671
Total	5,713,577	34,671	5,748,248

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,118,627	20,539	1,139,166
Purchased power	412,204	16,643	428,847
Nuclear refueling outage expenses	76,540	—	76,540
Other operation and maintenance	1,366,705	22,101	1,388,806
Asset write-offs, impairments and related charges	131,775	—	131,775
Decommissioning	107,549	25	107,574
Taxes other than income taxes	378,495	1,454	379,949
Depreciation and amortization	1,001,903	3,121	1,005,024
Other regulatory charges (credits) - net	234,954	—	234,954
Total	4,828,752	63,883	4,892,635

OPERATING INCOME	884,825	(29,212)	855,613

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	56,070	—	56,070
Interest and investment income	366,499	(145,216)	221,283
Miscellaneous - net	(82,871)	(310,423)	(393,294)
Total	339,698	(455,639)	(115,941)

INTEREST EXPENSE
Interest expense	459,888	119,118	579,006
Allowance for borrowed funds used during construction	(22,229)	—	(22,229)
Total	437,659	119,118	556,777

INCOME BEFORE INCOME TAXES	786,864	(603,969)	182,895

Income taxes	147,565	(92,938)	54,627

CONSOLIDATED NET INCOME	639,299	(511,031)	128,268

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,067	998	4,065

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$636,232	$(512,029)	$124,203

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.49	($1.20)	$0.29
DILUTED	$1.49	($1.20)	$0.29

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			426,760,829
DILUTED			428,311,535
*Totals may not foot due to rounding.
**Period presented has also been retrospectively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$12,047,990	$—	$12,047,990
Natural gas	189,555	—	189,555
Other	—	69,583	69,583
Total	12,237,545	69,583	12,307,128

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,066,600	31,904	2,098,504
Purchased power	1,109,368	22,872	1,132,240
Nuclear refueling outage expenses	133,133	—	133,133
Other operation and maintenance	2,860,230	46,331	2,906,561
Asset write-offs, impairments and related charges (credits)	—	(24,641)	(24,641)
Decommissioning	224,729	275	225,004
Taxes other than income taxes	770,838	2,700	773,538
Depreciation and amortization	2,037,073	6,597	2,043,670
Other regulatory charges (credits) - net	(313,887)	—	(313,887)
Total	8,888,084	86,038	8,974,122

OPERATING INCOME	3,349,461	(16,455)	3,333,006

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	172,299	—	172,299
Interest and investment income	493,181	(294,774)	198,407
Miscellaneous - net	(105,355)	(20,317)	(125,672)
Total	560,125	(315,091)	245,034

INTEREST EXPENSE
Interest expense	1,060,285	255,748	1,316,033
Allowance for borrowed funds used during construction	(70,125)	—	(70,125)
Total	990,160	255,748	1,245,908

INCOME BEFORE INCOME TAXES	2,919,426	(587,294)	2,332,132

Income taxes	635,209	(70,369)	564,840

CONSOLIDATED NET INCOME	2,284,217	(516,925)	1,767,292

Preferred dividend requirements of subsidiaries and noncontrolling interests	5,218	1,997	7,215

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,278,999	$(518,922)	$1,760,077

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.28	($1.20)	$4.08
DILUTED	$5.19	($1.18)	$4.01

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			431,697,791
DILUTED			439,029,562
*Totals may not foot/cross foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended June 30, 2024
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,786,355	$—	$11,786,355
Natural gas	183,429	—	183,429
Other	—	98,791	98,791
Total	11,969,784	98,791	12,068,575

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,411,471	47,175	2,458,646
Purchased power	906,212	45,848	952,060
Nuclear refueling outage expenses	154,668	—	154,668
Other operation and maintenance	2,940,820	54,779	2,995,599
Asset write-offs, impairments and related charges (credits)	211,737	(37,283)	174,454
Decommissioning	212,554	49	212,603
Taxes other than income taxes	763,806	2,702	766,508
Depreciation and amortization	1,920,775	6,397	1,927,172
Other regulatory charges (credits) - net	171,313	—	171,313
Total	9,693,356	119,667	9,813,023

OPERATING INCOME	2,276,428	(20,876)	2,255,552

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	106,549	—	106,549
Interest and investment income	586,741	(296,419)	290,322
Miscellaneous - net	(190,291)	(301,018)	(491,309)
Total	502,999	(597,437)	(94,438)

INTEREST EXPENSE
Interest expense	889,448	219,044	1,108,492
Allowance for borrowed funds used during construction	(41,915)	—	(41,915)
Total	847,533	219,044	1,066,577

INCOME BEFORE INCOME TAXES	1,931,894	(837,357)	1,094,537

Income taxes	(305,645)	(386,084)	(691,729)

CONSOLIDATED NET INCOME	2,237,539	(451,273)	1,786,266

Preferred dividend requirements of subsidiaries and noncontrolling interests	5,709	1,996	7,705

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,231,830	$(453,269)	$1,778,561

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.25	($1.07)	$4.18
DILUTED	$5.23	($1.06)	$4.17

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			425,108,299
DILUTED			426,746,317
*Totals may not foot/cross foot due to rounding.
** Entergy executed a two-for-one forward stock split that was effective with trading on December 13, 2024; All periods presented have been retroactively adjusted to reflect the two-for-one stock split.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended June 30, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$471,954	$51,732	$420,222
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	632,638	606,080	26,558
Deferred income taxes, investment tax credits, and non-current taxes accrued	136,301	36,654	99,647
Pension settlement charge	—	316,738	(316,738)
Changes in working capital:
Receivables	(326,522)	(295,475)	(31,047)
Fuel inventory	(8,113)	12,937	(21,050)
Accounts payable	136,058	137,864	(1,806)
Taxes accrued	106,819	80,631	26,188
Interest accrued	11,272	(6,055)	17,327
Deferred fuel costs	14,031	42,268	(28,237)
Other working capital accounts	133,667	(46,962)	180,629
Changes in provisions for estimated losses	(4,205)	(4,653)	448
Changes in other regulatory assets	19,705	23,624	(3,919)
Changes in other regulatory liabilities	221,843	174,807	47,036
Changes in pension and other postretirement funded status	(46,134)	(55,196)	9,062
Other	(237,712)	(49,630)	(188,082)
Net cash flow provided by operating activities	1,261,602	1,025,364	236,238
INVESTING ACTIVITIES
Construction/capital expenditures	(2,008,157)	(1,163,127)	(845,030)
Allowance for equity funds used during construction	39,143	29,275	9,868
Nuclear fuel purchases	(40,567)	(28,168)	(12,399)
Payment for purchase of plant	(326)	—	(326)
Changes in securitization account	8,747	12,910	(4,163)
Payments to storm reserve escrow accounts	(2,360)	(4,326)	1,966
Increase in other investments	(2,131)	(8,127)	5,996
Proceeds from nuclear decommissioning trust fund sales	348,265	711,745	(363,480)
Investment in nuclear decommissioning trust funds	(373,065)	(728,802)	355,737
Net cash flow used in investing activities	(2,030,451)	(1,178,620)	(851,831)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,070,099	2,861,928	(1,791,829)
Treasury stock	1,879	39,223	(37,344)
Common stock	804,631	—	804,631
Retirement of long-term debt	(746,974)	(1,544,163)	797,189
Changes in commercial paper - net	(854,380)	(981,153)	126,773
Customer advances received for construction	520,995	136,070	384,925
Customer advances used for construction	(95,938)	(47,290)	(48,648)
Other	(6,196)	(5,179)	(1,017)
Dividends paid:
Common stock	(258,467)	(241,296)	(17,171)
Preferred stock	(4,579)	(4,579)	—
Net cash flow provided by financing activities	431,070	213,561	217,509
Net increase (decrease) in cash and cash equivalents	(337,779)	60,305	(398,084)
Cash and cash equivalents at beginning of period	1,513,410	1,294,859	218,551
Cash and cash equivalents at end of period	$1,175,631	$1,355,164	$(179,533)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$321,381	$294,811	$26,570
Income taxes	$3,739	$8,138	$(4,399)

Noncash investing activities:
Accrued construction expenditures	$(80,140)	$28,417	$(108,557)

Entergy Corporation
Consolidated Cash Flow Statement
Six Months Ended June 30, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$834,376	$128,268	$706,108
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,255,204	1,206,492	48,712
Deferred income taxes, investment tax credits, and non-current taxes accrued	231,274	15,998	215,276
Asset write-offs, impairments and related charges (credits)	—	131,775	(131,775)
Pension settlement charge	—	316,738	(316,738)
Changes in working capital:
Receivables	(275,045)	(187,554)	(87,491)
Fuel inventory	(4,852)	18,324	(23,176)
Accounts payable	(53,439)	(149,554)	96,115
Taxes accrued	11,230	16,546	(5,316)
Interest accrued	22,867	23,560	(693)
Deferred fuel costs	(263,205)	134,953	(398,158)
Other working capital accounts	244,972	(120,277)	365,249
Changes in provisions for estimated losses	(38,444)	4,630	(43,074)
Changes in other regulatory assets	174,523	260,722	(86,199)
Changes in other regulatory liabilities	20,040	380,394	(360,354)
Changes in pension and other postretirement funded status	(104,968)	(131,539)	26,571
Other	(256,743)	(503,020)	246,277
Net cash flow provided by operating activities	1,797,790	1,546,456	251,334
INVESTING ACTIVITIES
Construction/capital expenditures	(3,668,326)	(2,124,279)	(1,544,047)
Allowance for equity funds used during construction	83,161	56,070	27,091
Nuclear fuel purchases	(129,124)	(161,483)	32,359
Payment for purchase of plant and assets	(1,608)	(172,614)	171,006
Changes in securitization account	3,309	3,976	(667)
Payments to storm reserve escrow accounts	(6,808)	(9,595)	2,787
Receipts from storm reserve escrow accounts	43,789	—	43,789
Increase in other investments	(1,659)	(9,689)	8,030
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	3,546	—	3,546
Proceeds from nuclear decommissioning trust fund sales	713,102	1,201,162	(488,060)
Investment in nuclear decommissioning trust funds	(780,211)	(1,250,039)	469,828
Net cash flow used in investing activities	(3,740,829)	(2,466,491)	(1,274,338)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,517,949	5,068,266	(1,550,317)
Treasury stock	24,539	45,982	(21,443)
Common stock	804,631	—	804,631
Retirement of long-term debt	(1,599,728)	(2,379,903)	780,175
Changes in commercial paper - net	(451,686)	(205,820)	(245,866)
Customer advances received for construction	732,454	192,426	540,028
Customer advances used for construction	(245,481)	(76,768)	(168,713)
Other	2,164	(10,118)	12,282
Dividends paid:
Common stock	(516,716)	(482,255)	(34,461)
Preferred stock	(9,159)	(9,159)	—
Net cash flow provided by financing activities	2,258,967	2,142,651	116,316
Net increase in cash and cash equivalents	315,928	1,222,616	(906,688)
Cash and cash equivalents at beginning of period	859,703	132,548	727,155
Cash and cash equivalents at end of period	$1,175,631	$1,355,164	$(179,533)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$647,900	$532,742	$115,158
Income taxes	$2,487	$7,822	$(5,335)

Noncash investing activities:
Accrued construction expenditures	$576,992	$537,463	$39,529

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2025 vs. 2024
(Dollars in thousands)
(Unaudited)
	2025	2024	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,767,292	$1,786,266	$(18,974)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,492,274	2,334,128	158,146
Deferred income taxes, investment tax credits, and non-current taxes accrued	535,981	(735,326)	1,271,307
Asset write-offs, impairments and related charges (credits)	(24,641)	174,454	(199,095)
Pension settlement charge	2,937	316,738	(313,801)
Changes in working capital:
Receivables	(84,435)	(151,012)	66,577
Fuel inventory	(1,278)	16,651	(17,929)
Accounts payable	207,954	(16,782)	224,736
Taxes accrued	17,577	51,748	(34,171)
Interest accrued	44,664	35,686	8,978
Deferred fuel costs	(215,580)	330,704	(546,284)
Other working capital accounts	346,072	(181,577)	527,649
Changes in provisions for estimated losses	419	(47,437)	47,856
Changes in other regulatory assets	292,315	305,411	(13,096)
Changes in other regulatory liabilities	300,205	536,141	(235,936)
Changes in pension and other postretirement funded status	(443,150)	(613,639)	170,489
Other	(498,762)	(127,341)	(371,421)
Net cash flow provided by operating activities	4,739,844	4,014,813	725,031
INVESTING ACTIVITIES
Construction/capital expenditures	(6,382,386)	(4,253,466)	(2,128,920)
Allowance for equity funds used during construction	160,137	106,549	53,588
Nuclear fuel purchases	(277,078)	(297,758)	20,680
Payment for purchase of plant	(650,928)	(177,276)	(473,652)
Insurance proceeds received for property damages	7,907	13,309	(5,402)
Changes in securitization account	2,641	1,666	975
Payments to storm reserve escrow accounts	(15,203)	(20,295)	5,092
Receipts from storm reserve escrow accounts	44,525	98,529	(54,004)
Decrease (increase) in other investments	8,242	(26,684)	34,926
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	85,958	5,722	80,236
Proceeds from nuclear decommissioning trust fund sales	2,317,085	1,847,981	469,104
Investment in nuclear decommissioning trust funds	(2,424,248)	(1,948,316)	(475,932)
Net cash flow used in investing activities	(7,123,348)	(4,650,039)	(2,473,309)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,348,651	6,851,677	(503,026)
Treasury stock	115,351	51,727	63,624
Common stock	804,631	130,649	673,982
Retirement of long-term debt	(4,273,919)	(5,241,883)	967,964
Changes in commercial paper - net	(456,746)	(176,035)	(280,711)
Customer advances received for construction	1,087,528	350,665	736,863
Customer advances used for construction	(373,704)	(144,120)	(229,584)
Other	(13,382)	(60,307)	46,925
Dividends paid:
Common stock	(1,016,120)	(948,006)	(68,114)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	2,203,971	796,048	1,407,923
Net increase (decrease) in cash and cash equivalents	(179,533)	160,822	(340,355)
Cash and cash equivalents at beginning of period	1,355,164	1,194,342	160,822
Cash and cash equivalents at end of period	$1,175,631	$1,355,164	$(179,533)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$1,229,789	$1,029,793	$199,996
Income taxes	$36,216	$19,412	$16,804

Noncash investing activities:
Accrued construction expenditures	$655,019	$537,463	$117,556